EXECUTION VERSION LOAN AGREEMENT THIS LOAN AGREEMENT (this “Loan Agreement”), is entered into as of February 14, 2025, by and among BGTF LT Aggregator LP (“Brookfield”), LanzaTech NZ, Inc., a Delaware corporation (the “Company”), LanzaTech, Inc., a Delaware corporation (the “Guarantor”), and LanzaTech Global, Inc., a Delaware corporation (f/k/a AMCI Acquisition Corp. II) (the “Borrower”)). WHEREAS, in exchange for the loan by Brookfield of $50,000,000 (the “Initial Amount”) on or about October 3, 2022 (the “Funding Date”), Brookfield, the Company, and, solely for purposes of Section 2(e) and Section 4(i) thereof, the Guarantor, entered into a Simple Agreement for Future Equity dated October 2, 2022 (as amended, modified or supplemented, the “Antecedent Debt”); WHEREAS, as of the date hereof, the principal amount plus accrued interest under the Antecedent Debt is $60,030,720 (the “Outstanding Amount”), representing the Initial Amount plus interest at a rate of 8% per annum, compounded annually, from the Funding Date to and including February 14, 2025; WHEREAS, Brookfield and the Guarantor are party to the Framework Agreement (as defined in the Antecedent Debt); and WHEREAS, Brookfield desires to continue to collaborate with the Borrower, the Company and the Guarantor in connection with potential transactions under the Framework Agreement and otherwise in connection future transactions. NOW, THEREFORE, for and in consideration of the promises, mutual covenants, releases, and agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: 1. Loan; Interest. Effective as of the termination of the Antecedent Debt and in consideration for the exchange of the Loans for the Antecedent Debt and the other consideration set forth in Section 2 below, Brookfield shall have been deemed to have loaned to the Borrower, and the Borrower shall be deemed to have borrowed from Brookfield, the Outstanding Amount (the “Loan”). 2. Termination of the Antecedent Debt. Brookfield agrees to terminate the Antecedent Debt, release the Borrower, the Company and the Guarantor from its obligations under the Antecedent Debt (including with respect to Section 4(j) of the Antecedent Debt) and release Brookfield’s rights thereunder (including with respect to Section 4(j) of the Antecedent Debt), in each case pursuant to an instrument but subject to the terms (including reinstatement) in the form attached hereto as Exhibit A and executed concurrently with this Loan Agreement (the “Termination Agreement”). 3. Payment of First Installment Amount. Borrower shall repay to Brookfield a principal amount of the Loan not less than $12,500,000 on or prior to February 21, 2025. Exhibit 10.1 4. Payment of Remaining Amount. The outstanding principal amount of the Loan, together with accrued interest, shall be due and payable upon the earliest to occur of (x) October 3, 2027, (y) the date of consummation of a Change of Control where the buyer actually or constructively terminates Brookfield under the Framework Agreement and (z) a breach by the Borrower, the Company or the Guarantor of any provision of this Loan Agreement that remains uncured for a period of ten (10) calendar days from the earlier of notice to or knowledge by the Borrower of such breach. “Change of Control” shall mean (a) a transaction or series of related transactions in which any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Borrower having the right to vote for the election of members of the board of directors of the Borrower (the “Board”), (b) any reorganization, merger or consolidation of the Borrower, other than a transaction or series of related transactions in which the holders of the voting securities of the Borrower outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Borrower or such other surviving or resulting parent entity, or (c) a sale, lease or other disposition of all or substantially all of the assets of the Borrower. 5. Deemed Repayment. For each $50,000,000 of aggregate Equity Funding (as defined in the Framework Agreement) required for Qualifying Projects, as determined in accordance with the Framework Agreement, $5,000,000 of the principal amount of the Loan shall be deemed to have been repaid; provided that the Equity Funding for each such Project (as defined in the Framework Agreement) shall accrue as of (i) for Approved Projects (as defined in the Framework Agreement), the closing of the Acquisition (as defined in the Framework Agreement) of each such Approved Project, and (ii) for Eligible Projects (as defined in the Framework Agreement) with respect to which Brookfield has or is deemed to have delivered a Rejection Notice (as defined in the Framework Agreement) to the Guarantor, the delivery or deemed delivery by Brookfield of a Rejection Notice to the Guarantor with respect to each such Eligible Project. “Qualifying Project” means any Approved Project acquired by Brookfield or any Eligible Project with respect to which Brookfield has or is deemed to have delivered a Rejection Notice to the Guarantor while the Loan remains outstanding. 6. Interest. Interest shall accrue on the unpaid principal balance of the Loan from and after the date hereof at the rate of eight percent (8%) per annum, compounded annually and computed on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and the actual days elapsed since the date first set forth above. 7. Guarantee. Each of the Company and the Guarantor hereby guarantees the prompt, full and complete performance of any and all present and future duties, obligations and indebtedness due to Brookfield by the Borrower under the terms of this Loan Agreement. The obligations of the Company and the Guarantor hereunder are primary, absolute, irrevocable and unconditional irrespective of the validity or enforceability of this Loan Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any security for any of the Borrower’s obligations hereunder and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense, it being the intent of the parties that the obligations of the Company and the Guarantor under this Loan Agreement shall be primary, absolute, irrevocable and unconditional under any and all circumstances. 8. Reserved. 9. Reinstatement. The Borrower’s obligations under this Loan Agreement shall be automatically reinstated if and to the extent that for any reason any payment under this Loan Agreement is rescinded or must be otherwise restored by the Borrower or Brookfield as a result of any proceedings relating to insolvency, and the Borrower agrees that it will indemnify Brookfield on demand for all reasonable costs and expenses (including reasonable and documented fees and expenses of counsel) incurred by Brookfield in connection with such rescission or restoration. 10. Board Observer; Information and Inspection Rights. (a) For so long as the Loan remains outstanding, Brookfield shall be entitled to appoint by written notice to Borrower one (1) individual to attend, observe and participate in meetings of the Board or any committee thereof (each such attendee, a “Brookfield Observer”). No Brookfield Observer shall (a) be entitled to attend any executive or closed session of the Board or any committee thereof, (b) be counted for purposes of determining whether a quorum is present at any meeting of the Board or any committee thereof, (c) have the right to vote on any matter brought before the Board or any committee thereof or to participate in any action by unanimous written consent in lieu of a meeting of the Board or any committee thereof (and no vote or consent of a Brookfield Observer shall be required for purposes of determining whether any matter has been approved by the Board or any committee thereof), and (d) be entitled to any other rights or powers of a member of the Board under the bylaws or certificate of incorporation of the Borrower or under the Delaware General Corporation Law. For the avoidance of doubt, any directors and officers insurance carried by the Borrower shall not cover any Brookfield Observer. Any Brookfield Observer may be required, at the Borrower’s request, to execute a customary confidentiality agreement in the form reasonably acceptable to the Borrower and Brookfield. Notwithstanding anything to the contrary herein, the Brookfield Observer shall be the same individual at each meeting of the Board or any committee thereof unless and until Brookfield notifies the Board in writing that it is replacing such Brookfield Observer with a new individual to serve in such role. Each Brookfield Observer agrees to enter into a customary board observer agreement concurrently with such Brookfield Observer’s appointment. (b) For so long as the Loan remains outstanding, Brookfield and its representatives that have executed a customary confidentiality agreement in the form reasonably acceptable to the Borrower and Brookfield (with responsibility for its representatives) shall have customary information rights, including but not limited to, reasonable access, during normal business hours, with reasonable prior notice and so long as such access does not interfere with the operations of the Borrower or its subsidiaries, (i) to examine the books and records of the Borrower and (ii) to designated officers of the Borrower to discuss the affairs, finances and condition of the Borrower. (c) For so long as the Loan remains outstanding, the Borrower shall provide Brookfield Observer with access to any portal (or equivalent means of dissemination maintained by the Borrower) through which the Borrower makes board materials available to members of the Board, unless the Brookfield Observer elects in writing not to receive such access. (d) Notwithstanding anything to the contrary in this Section 10, the chair of the Board, acting reasonably and on the advice of counsel, may determine in good faith to withhold any information, restrict access to the materials or information required to be made available to Brookfield, including the Brookfield Observer and its representatives pursuant to this Section 10 or exclude any Brookfield Observer from any meeting or portion thereof if the chair of the Board determines in good faith that (i) such individual (x) is employed by, (y) is a member of the board of directors or similar body of, or (z) otherwise provides competing services to a competitor of the Borrower (for purposes of this subsection (i), neither Brookfield nor any affiliate of Brookfield will be deemed to be a competitor of the Borrower); (ii) it is reasonably necessary to preserve attorney-client privilege or any other legal privilege or to ensure compliance with applicable securities laws or other applicable laws; or (iii) such exclusion is necessary to avoid a conflict of interest disclosure of competitively sensitive information or other similar reasons, as determined in good faith by the chair of the Board; provided, however, that any such exclusion shall only apply to such portion of such material or meeting which would be required to avoid such conflict of interest disclosure of such competitively sensitive information or other similar reason. For the avoidance of doubt, Borrower shall not be required to (x) cleanse or otherwise make public any information disclosed in any meeting or materials provided to the Board (or any committee thereof, as applicable) or (y) consult with a Brookfield Observer with respect to scheduling any meeting. 11. Negative Covenants. For so long as the Loan remains outstanding, the Borrower shall not, without the prior written consent of Brookfield: (a) pay any dividends, make any repurchases of its equity (other than equity securities issued pursuant to the Borrower’s employee benefit plans or in connection with the termination of an employee of the Borrower) or enter into any similar transactions; (b) sell, lease, license, dispose of or transfer any of its or its subsidiaries assets other than in the ordinary course of business; provided, however, any such transactions that the Borrower or its subsidiaries have publicly announced prior to the date of this Loan Agreement including, but not limited to, the LanzaX proposed transaction and the LanzaTech Nutritional Protein transaction shall not be subject to this covenant; (c) create, incur, assume or suffer to exist any Indebtedness that is senior to this Loan, or cause any of its subsidiaries to do so, other than: (i) Indebtedness outstanding on the date hereof listed on Exhibit B and any renewal or replacement thereof, so long as such renewal or replacement does not increase the amount of such Indebtedness; (ii) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(iii) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; (iv) obligations to make payments of cash in lieu of fractional shares; (v) Indebtedness owed by any subsidiary of the Borrower to the Borrower or any other subsidiary of the Borrower; (vi) unsecured Indebtedness consisting of earn-outs, obligations with respect to purchase price adjustments, and other deferred payments of a similar nature and customary indemnification and similar obligations; (vii) Indebtedness owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business; (viii) customer deposits and advance payments received in the ordinary course of business; (ix) Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by the Borrower or any subsidiary to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that the principal amount of such Indebtedness, individually, does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made); (x) Indebtedness in respect of letters of credit, bank guarantees, bonds and similar instruments issued for the account of the Borrower or any subsidiary in the ordinary course of business supporting obligations under (A) workers' compensation, unemployment insurance and other social security laws and (B) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and obligations of a like nature; in an aggregate amount for (A) and (B) not to exceed $5,000,000 at any time; or (xi) extensions, refinancings, modifications, amendments and restatements of any items permitted by clauses (i) through (x) above; provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon the Borrower, or its subsidiary, as the case may be; (d) create, incur, assume or permit to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, or permit any subsidiary to do so, other than: (i) Liens outstanding on the date hereof listed on Exhibit C and any renewal or replacement thereof, so long as such renewal or replacement does not increase the amount of the Indebtedness secured thereby; (ii) Liens for taxes, fees, assessments or other government charges or levies, either (A) not due and payable or (B) being contested in good faith and for which the Borrower maintains adequate reserves on its books; (iii) purchase money Liens or capital leases existing on equipment or software when acquired, if the Lien is confined to the property and any accessions, attachments, replacements and improvements thereon and the proceeds of the equipment and software; (iv) Liens securing non-cash investments in joint ventures, corporate collaborations or strategic alliances in the ordinary course of business consisting of the licensing of technology, the development of technology or the providing of technical support; (v) Liens of carriers, warehousemen, suppliers, or other persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to inventory and are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto; (vi) Liens to secure payment of workers' compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business; (vii) leases or subleases of real property granted in the ordinary course of business, and leases, subleases, nonexclusive licenses or sublicenses of personal property granted in the ordinary course of business; (viii) licenses of the Borrower’s intellectual property granted to third parties in the ordinary course of business, and licenses of intellectual property that could not result in a legal transfer of title of the licensed property; (ix) Liens arising from attachments or judgments, orders, or decrees; (x) licenses of over-the-counter software that is commercially available to the public; (xi) deposits or pledges to secure the performance of bids, tenders, trade contracts, governmental contracts, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) arising in the ordinary course of business; (xii) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and title defects affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower and its subsidiaries taken as a whole; (xiii) Liens on insurance proceeds in favor of insurance companies granted solely as a security for financed premiums to the extent the Indebtedness secured thereby is permitted under Section 11(b)(vii); (xiv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (xv) purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements relating solely to operating leases of personal property and analogous filings under applicable law outside of the United States; (xvi) judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies; or (xvii) Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (i) through (xvi), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase. For purposes of this Loan Agreement, (A) “Indebtedness” means (i) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit or (ii) obligations evidenced by notes, bonds, debentures or similar instruments, and (B) “Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation. 12. Most Favored Nations. If at any time while the Loan remains outstanding, the Borrower or any of its subsidiaries shall issue any other Indebtedness that contains economic terms or restrictive covenants that are more favorable to the holder of such Indebtedness than the terms of this Loan, then (a) the Borrower shall provide prior written notice thereof to Brookfield together with the form of such Indebtedness (the “Favorable Note Notice”), and (b) upon written request of Brookfield, which request must be delivered to the Borrower within five business days of the Favorable Note Notice, the Borrower shall amend and restate the terms and conditions of this Loan to include such more favorable economic terms included in such other Indebtedness (excluding, for the avoidance of doubt, the repayment amount under such other Indebtedness). 13. Representations. (a) Each of the Borrower, the Company and the Guarantor hereby represent and warrant as follows: (i) Such party is duly organized, validly existing and in good standing under the laws of its state of incorporation. Such party has the full power and legal authority to execute this Loan Agreement, consummate the transactions contemplated hereby, and perform its obligations hereunder. (ii) This Loan Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. (iii) The performance and consummation of the transactions contemplated by this Loan Agreement do not and will not: (i) violate any material contract, judgment, statute, rule or regulation applicable to such party, (ii) result in the acceleration of any material debt or contract to which such party is a party or by which it is bound, or (iii) result in the creation or imposition of any lien on any property, asset or revenue of such party or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to such party, its business or operations. (iv) No consent or approval under any contract or instrument (other than those that have been duly obtained and which are in full force and effect) is required for the due execution, delivery or performance by such party of this Loan Agreement. (v) At December 31, 2024, the Borrower on a consolidated basis was solvent. (b) Brookfield hereby represents and warrants as follows: (i)Such party is duly organized, validly existing and in good standing under the laws of its state of incorporation. (ii)Such party has the full power and legal authority to execute this Loan Agreement, consummate the transactions contemplated hereby, and perform its obligations hereunder. (iii) This Loan Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. 14. Remedies. Upon the occurrence and during the continuation of a breach by the Borrower of its obligations under this Loan Agreement, Brookfield may, by notice to the Borrower, the Company or the Guarantor, but without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such other notices and demands being waived by the Borrower, exercise any or all rights and remedies available at law or in equity, including without limitation to declare and make all sums of outstanding principal and accrued but unpaid interest remaining under this Loan Agreement together with all unpaid fees, costs, charges and other amounts due hereunder, immediately due and payable; provided that in the event of an insolvency of the Borrower, the Company or the Guarantor, all such amounts shall become immediately due and payable without further act of Brookfield or any other person or entity.

15. Indemnification; Costs and Expenses. The Borrower agrees to defend, indemnify, pay and hold harmless, Brookfield and its affiliates and their respective officers, partners, directors, trustees, employees, representatives and agents (each, an “Indemnitee”), from and against any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including environmental claims), costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any person or entity, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any reasonable and documented fees or expenses incurred by Indemnitees in enforcing this indemnity) incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Loan Agreement or the Antecedent Debt or the transactions contemplated hereby or thereby, except, in each case, to the extent such liabilities, obligations, losses, damages, penalties, claims, costs, expenses or disbursements are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnitee’s gross negligence or willful misconduct. 16. Governing Law. This Loan Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, notwithstanding its conflict of laws principles or any other rule, regulation or principle that would result in the application of any other state’s law. 17. Entire Agreement. This Loan Agreement and the Termination Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings. 18. Modifications. No part or provision of this Loan Agreement may be changed, modified, waived, discharged or terminated except by mutual written agreement of all of the parties hereto. 19. Successors and Assigns. This Loan Agreement shall inure to the benefit of and bind each of the parties and their respective successors and assigns. 20. Counterparts. This Loan Agreement may be executed in counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument. This Loan Agreement may be executed and delivered by facsimile. Any facsimile signatures shall have the same legal effect as manual signatures. [SIGNATURES APPEAR ON FOLLOWING PAGES] IN WITNESS WHEREOF, the undersigned has caused this Loan Agreement to be executed as of the date first above written. BGTF LT AGGREGATOR LP By BGTF BERMUDA GP LIMITED, its general partner By: Name: James Bodi Title: Director LANZATECH NZ, INC. By: Name: Title: LANZATECH, INC. By: Name: Title: LANZATECH GLOBAL, INC. By: Name: Title: 12 Exhibit A EXECUTION VERSION TERMINATION AGREEMENT THIS TERMINATION AGREEMENT (this “Termination Agreement”), is entered into as of February 14, 2025, by and among BGTF LT Aggregator LP (“Brookfield”), LanzaTech NZ, Inc., a Delaware corporation (the “Company”), LanzaTech, Inc., a Delaware corporation (the “Guarantor”), and LanzaTech Global, Inc., a Delaware corporation (f/k/a AMCI Acquisition Corp. II) (the “De-SPAC Issuer” and, together with the Company, “LanzaTech”). Brookfield, the Company, the Guarantor and the De-SPAC Issuer are each referred to in this Termination Agreement individually as a “Party” and collectively as the “Parties”. WHEREAS, Brookfield, the Company and, solely for purposes of Section 2(e) and Section 4(i) thereof, the Guarantor, entered into a Simple Agreement for Future Equity dated October 2, 2022 (as amended, modified or supplemented, the “Antecedent Debt”); WHEREAS, the De-SPAC Issuer assumed all obligations of the Company under the Antecedent Debt pursuant to Section 4(c) of the Agreement and Plan of Merger, dated as of March 8, 2022, by and among the De-SPAC Issuer, AMCI Merger Sub, Inc. and the Company; WHEREAS, effective as of the date hereof and concurrently with the execution by the Parties of that certain Loan Agreement (the “Loan Agreement”), the Parties desire to terminate the Antecedent Debt, on the terms and subject to the conditions set forth in this Termination Agreement. NOW, THEREFORE, for and in consideration of the promises, mutual covenants, releases, and agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: 1. Termination. (a) The parties hereby terminate the Antecedent Debt. The parties hereby acknowledge that the Antecedent Debt shall be of no further force or effect, and that all rights and obligations of the parties thereunder are hereby terminated, subject to Section 1(b) hereof. (b) If the Loan Agreement is deemed invalid or unenforceable, for any reason, or if any payment at any time made to Brookfield on account of any amount owing under the Loan Agreement is ever avoided, rescinded, set aside or must otherwise be returned or repaid by Brookfield (any such payment, a “Loan Payment”), whether in bankruptcy, reorganization, insolvency or similar proceedings involving LanzaTech or otherwise, then the Antecedent Debt shall immediately be reinstated with respect to the amount of the Loan Payment with full force and effect, without need for any action by any person, and shall be enforceable against LanzaTech and the Guarantor and their successors and permitted assigns.

2. Representations of the Parties.

(a) Each Party hereto represents that this Termination Agreement is fully binding and enforceable against such Party.

(b) Each Party represents that it has the full power and authority to execute and deliver this Termination Agreement and to do or take such actions as necessary or appropriate in order to effectuate this Termination Agreement.

3. Further Assurances. Without further consideration, each Party hereby agrees to execute and deliver all such instruments and to take such action as reasonably requested by the other Party to effectuate fully the transactions contemplated by and the purposes of this Termination Agreement.

4. Governing Law. This Termination Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, notwithstanding its conflict of laws principles or any other rule, regulation or principle that would result in the application of any other state's law.

5. Entire Agreement. This Termination Agreement and the Loan Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings.

6. Modifications. No part or provision of this Termination Agreement may be changed, modified, waived, discharged or terminated except by mutual written agreement of all of the parties hereto.

7. Successors and Assigns. This Termination Agreement shall inure to the benefit of and bind each of the parties and their respective successors and assigns.

8. Counterparts. This Termination Agreement may be executed in counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument. This Termination Agreement may be executed and delivered by facsimile. Any facsimile signatures shall have the same legal effect as manual signatures.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

Exhibit B

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Exhibit B

Description	Date of Incurrence	Payment Due Date	Corresponding Party	Amount USD '000	Notes
CarbonDirect Convertible Note	8/5/2024	8/6/2029	CarbonDirect	51,112	Convertible instrument that bears interest at 8% per annum. Amount represents balance sheet liability with respect to Note.
Current lease liabilities	from 2020	monthly through 2036	Various office/lab leases, Skokie, IL HQ is with SRE GDS, LLC	158	2 leases for offices: Skokie IL USA approx 98% of total ROU for the headquarter offices leased through Dec 2026 and
Non-Current lease liabilities	from 2020	monthly through 2036	Various office/lab leases, Skokie, IL HQ is with SRE GDS, LLC	30,619	New Delhi India - approx 2% of total ROU for offices through Feb 2028
Vendors payable above $500k					
- C0221 Monument Chemical bv	Various	Various	Monument Chemical	1,183	Invoice # 2024-0508, 2024-0466, 2024-0490
Vendors payable below $500k	Various	Various	Various	6,209	Various vendors/payables of which 95% due in 30 days
Total customer deposits (unearned revenue)	Various	Various	Various	11,376	
Purchase Orders	Various	Various	Various	12,122	

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Exhibit C

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Exhibit C OUTSTANDING LIENS • $700,000 restricted cash in two of the Company’s two accounts to secure credit card spending limits o 101008 – pledged credit card – Chase INC o 101009 – pledged credit card – HSBC India • In connection with a customer contract, approximately $1.4 million cash in the Company’s HSBC bank account is expected to be restricted pursuant to a standby letter of credit expected to be in effect in August 2024 • Lien on 44 MTP Capacity stand-alone incubator by the U.S. Department of Energy, evidenced by a UCC-1 filing, under the terms and conditions of Assistance Agreement DE-EE0008500 (purchase cost of $87,994) * • Lien on gas chromatography equipment and tail gas compressor equipment, evidenced by a UCC-1 filing, under the terms and conditions of Assistance Agreement DE-EE0009759 (purchase cost of $249,575) * • Lien on luminescence, fluorescence and absorbance equipment, evidenced by a UCC-1 filing, under the terms and conditions of Assistance Agreement DE-EE0007566 (purchase cost of $27,703) * * Standard terms and conditions for U.S. DOE assistance awards (grants) by the U.S. Department of Energy provide for the creation of a lien in favor of the U.S. government for any equipment purchased by the grant recipient with a purchase price of $5,000 or more. The terms of these awards generally require the Company to request U.S. government approval for this equipment to be sold or otherwise disposed of, require the equipment service government funded projects, and provide that such equipment cannot be used as debt collateral.